Exhibit (g)(2)

Amendment

to

Custodian Services Agreement

This Amendment (this “Amendment”) dated as of the last date set forth below, amends the Custodian Services Agreement dated as of January 1, 2018, as previously amended (the “Agreement”), and is entered into by and among The Bank of New York Mellon (“Custodian”) and each Fund identified on Exhibit A to this Amendment, on behalf of each of its Portfolios identified on Exhibit A, effective as of March 28, 2023 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Background

The Custodian and certain of the Funds on behalf of certain of the Portfolios previously entered into the Agreement. The parties desire to further amend the Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.    Modifications to Exhibit A of the Agreement. The Agreement shall be amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment.

2.    Adoption of Agreement by New Funds and New Portfolios. Each Fund and each Portfolio of a Fund that has been added to Exhibit A by virtue of this Amendment, if any, acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Agreement as amended by this Amendment as of the Effective Date, or if the Custodian commenced providing services to the Fund or Portfolio, respectively, prior to the Effective Date, as of the date the Custodian first provided services to such Fund or Portfolio, respectively, (ii) it is bound by all terms and conditions of the Agreement as of such date, and (iii) the duly authorized officer of the Fund or Portfolio identified on the signature page annexed hereto has full power and authority to enter into this Amendment on behalf of such Fund or Portfolio.

3.    Remainder of Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

4.    Governing Law. The governing law of the Agreement shall be the governing law of this Amendment.

5.    Entire Agreement. This Amendment constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

6.    Facsimile Signatures; Counterparts. This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the date set forth below

EACH FUND ON BEHALF OF EACH OF ITS PORTFOLIOS IDENTIFIED ON EXHIBIT A ANNEXED HERETO

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and CEO

Date:

THE BANK OF NEW YORK MELLON

By:	/s/ Barbara Wentzel
Name:	Barbara Wentzel
Title:	Managing Director

Date:

EXHIBIT A1

(Dated: March 28, 2023)

This Exhibit A, amended and restated effective as of March 28, 2023, is Exhibit A to the Agreement, as amended through the Effective Date.

Funds/Portfolios

Open-End Funds

Legg Mason Global Asset Management Trust
BrandywineGLOBAL – Alternative Credit Fund
BrandywineGLOBAL – Diversified US Large Cap Value Fund
BrandywineGLOBAL – Flexible Bond Fund
BrandywineGLOBAL – Global Opportunities Bond Fund
BrandywineGLOBAL – Global Opportunities Bond Fund (USD Hedged)
BrandywineGLOBAL – Global Unconstrained Bond Fund
BrandywineGLOBAL – Small Cap Value Fund
ClearBridge Global Infrastructure Income Fund
ClearBridge International Growth Fund
ClearBridge Small Cap Fund
ClearBridge Value Trust
Franklin Global Market Neutral Fund
Franklin International Equity Fund
Franklin Strategic Real Return Fund
Franklin U.S. Small Cap Equity Fund
Martin Currie Emerging Markets Fund
Martin Currie SMASh Series EM Fund

Legg Mason Partners Investment Trust
BrandywineGLOBAL – Corporate Credit Fund
BrandywineGLOBAL – High Yield Fund
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund

[1]	Note that open-end Funds, closed-end Funds and Cayman Islands Funds should be identified as such in Exhibit A.

ClearBridge Tactical Dividend Income Fund
Franklin Global Dividend Fund
Franklin Global Equity Fund
Franklin Multi-Asset Conservative Growth Fund
Franklin Multi-Asset Defensive Growth Fund
Franklin Multi-Asset Growth Fund
Franklin Multi-Asset Moderate Growth Fund
Franklin S&P 500 Index Fund
Franklin U.S. Large Cap Equity Fund

Legg Mason Partners Income Trust
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Income Fund
Western Asset Intermediate Maturity California Municipals Fund
Western Asset Intermediate Maturity New York Municipals Fund
Western Asset Intermediate-Term Municipals Fund
Western Asset Managed Municipals Fund
Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Total Return Fund
Western Asset Municipal High Income Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short-Term Bond Fund
Western Asset Ultra-Short Income Fund

Legg Mason Partners Institutional Trust
Western Asset Institutional Government Reserves
Western Asset Institutional Liquid Reserves
Western Asset Institutional U.S. Treasury Obligations Money Market Fund
Western Asset Institutional U.S. Treasury Reserves
Western Asset Premier Institutional Government Reserves
Western Asset Premier Institutional Liquid Reserves
Western Asset Premier Institutional U.S. Treasury Reserves
Western Asset Select Tax Free Reserves
Western Asset SMASh Series C Fund
Western Asset SMASh Series Core Completion Fund
Western Asset SMASh Series Core Plus Completion Fund
Western Asset SMASh Series M Fund
Western Asset SMASh Series TF Fund

Legg Mason Partners Money Market Trust
Western Asset Government Reserves

Legg Mason Partners Variable Equity Trust
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Portfolio
ClearBridge Variable Small Cap Growth Portfolio
Franklin Multi-Asset Variable Conservative Growth Fund
Franklin Multi-Asset Variable Growth Fund
Franklin Multi-Asset Variable Moderate Growth Fund
Franklin Templeton Aggressive Model Portfolio
Franklin Templeton Conservative Model Portfolio
Franklin Templeton Moderate Model Portfolio
Franklin Templeton Moderately Aggressive Model Portfolio
Franklin Templeton Moderately Conservative Model Portfolio

Legg Mason Partners Variable Income Trust
Western Asset Core Plus VIT Portfolio
Western Asset Variable Global High Yield Bond Portfolio
Western Asset Long Credit VIT*

Master Portfolio Trust
Government Portfolio
Liquid Reserves Portfolio
U.S. Treasury Obligations Portfolio
U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Macro Opportunities Fund
Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Legg Mason ETF Investment Trust
ClearBridge All Cap Growth ESG ETF
ClearBridge Dividend Strategy ESG ETF
ClearBridge Large Cap Growth ESG ETF
Franklin International Low Volatility High Dividend Index ETF
Franklin U.S. Low Volatility High Dividend Index ETF
Royce Quant Small-Cap Quality Value ETF
Western Asset Short Duration Income ETF
Western Asset Total Return ETF

Legg Mason ETF Investment Trust II
ClearBridge Focus Value ESG ETF

Closed-End Funds

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

Clarion Partners Real Estate Income Fund Inc.

ClearBridge Energy Midstream Opportunity Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge MLP and Midstream Total Return Fund Inc.

Franklin Income Opportunities Fund

LMP Capital and Income Fund Inc.

Western Asset Diversified Income Fund

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Securities & Income Fund

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Investment Grade Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Mortgage Opportunity Fund Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Premier Institutional Liquid Reserves, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Real Return Fund, Ltd.

Western Asset Inflation-Linked Income Fund CFC

Western Asset Inflation-Linked Opportunities & Income Fund CFC

*	Added to Exhibit as of the Effective Date